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EXHIBIT 5: Opinion of Counsel

                                 May 1, 2000

Board of Directors
Minuteman International, Inc.
111 South Rohlwing Road
Addison, IL 60101

     Re:   Minuteman International, Inc. 2000 Restricted Stock Plan (the "Plan")

Gentlemen:

           We are legal counsel to Minuteman International, Inc. (the "Company"). In that capacity, we are familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register 150,000 shares of common stock, without par value per share (the "Shares"), of the Company which may from time to time be offered and sold by the Company in connection with the Plan.

           We have examined originals or copies, certified or otherwise, of such documents, evidence of corporate action and instruments, as we have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, we have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations we have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted as originals.

           Based upon and subject to the foregoing, we are of the opinion that the Shares that will be originally issued under the Plan have been duly authorized and, when issued pursuant to and in accordance with the Plan, will be legally issued, fully paid and non-assessable.

           We hereby consent to the use of our name in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                            Very truly yours,



                            REYNOLDS & REYNOLDS, LTD.